UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	333-86453	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
105 Progressive Drive, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On December 22, 2017, President Trump signed into law “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, which among other items will reduce the federal corporate tax rate to 21% effective January 1, 2018.  As a result of the new law, United Bancshares, Inc. (the “Company”) has concluded that this will cause the Company’s deferred tax assets to be revalued.  The Company’s deferred tax assets represent a decrease in corporate taxes expected to be paid in the future.  The Company performed an analysis to determine the impact of the revaluation of the deferred tax assets using its September 30, 2017 balance of $4.5 million, $0.8 million of which is alternative minimum tax credits which we expect to be fully recoverable under the new law and $3.7 million of which is subject to revaluation.  The Company estimates that the value of the deferred tax assets will be reduced by approximately $1.4 million as a result of this tax rate change, adjusted for any fourth quarter activity.  Under this methodology, the estimated impact on fourth quarter net earnings and tangible book value would be approximately ($0.43) per share, based on estimated average fourth quarter shares outstanding of 3,267,300.  Additionally, management does not expect any impact to Tier 1 Capital as a result of the revaluation.  The Company’s revaluation of its deferred tax assets is subject to further clarifications of the new law that cannot be estimated at this time.  As such, the Company is currently unable to make a final determination of the impact on the quarterly and year to date earnings for the periods ending December 31, 2017. The Company does not anticipate future cash expenditures as a result of the revaluation of the deferred tax assets.  To the extent required, the Company may file one or more amendments to this Current Report on Form 8-K.

The information in this Item 8.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in laws and regulations, including future changes to U.S. tax laws and other factors are identified and described in more detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Company does not assume any duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: December 29, 2017	By:	/s/ Daniel J. Lucke
Daniel J. Lucke
Chief Financial Officer